Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054
Kevin Soulsby	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

Intevac Announces Fourth Quarter and Full Year 2023 Financial Results

Santa Clara, Calif.—February 5, 2024—Intevac, Inc. (Nasdaq: IVAC), a leading supplier of thin-film processing systems, today reported financial results for the fiscal fourth quarter and year ended December 30, 2023.

Q4 and Fiscal 2023 Highlights

•	Successfully completed TRIO™ development program and achieved qualification of initial TRIO system before year-end 2023.

•

Q4 sales of $12.9 million exceeded prior expectations due to the acceleration of heat-assisted magnetic recording (HAMR) technology upgrades for our hard disk drive (HDD) customers. Total revenues of $52.7 million for fiscal 2023 represented very strong growth of 47% year-over-year.

•

Achieved all-time record sales of HDD upgrades – for both the fiscal third quarter and full year 2023 – in support of the HAMR technology transition currently underway on our industry-leading 200 Lean® flagship platform.

•	Successfully re-negotiated order backlog for two capacity-adding 200 Lean systems during Q4, in favor of additional HAMR process module upgrades.

•	Ended 2023 with $72.2 million in cash, restricted cash, and investments, which was slightly below forecast due to delayed collections from our largest customer.

“We are pleased to announce a strong finish for fiscal 2023, within both of our primary served markets,” commented Nigel Hunton, president and chief executive officer. “In our HDD business, during what was one of the most challenging years in the industry’s history, we achieved exceptionally strong year-over-year revenue growth of 47% and approached nearly $53 million of sales, the vast majority of which was aimed at enabling our customers to achieve the most significant new technology transition of the industry’s last 20 years. The initial ramp underway of drives incorporating heat-assisted magnetic recording (HAMR) technology comes as a direct result of Intevac’s long history of HDD leadership and tireless efforts throughout 2023.

“Looking forward, the most important new driver of Intevac’s future revenue growth is our groundbreaking TRIO platform, and our first system achieved qualification in the fourth quarter. This is a key milestone in the growth trajectory of Intevac, as the TRIO achieved key performance metrics that will enable Intevac to address an estimated $1 billion served market.

“The achievements of 2023 place Intevac on a solid trajectory for future growth, with the strength of the balance sheet maintained.” Mr. Hunton concluded, “We have taken a key step forward in our plan to diversify and grow our product portfolio and customer base, and we look forward to achieving greater success and momentum in each of our end markets in 2024.”

($ Millions, except per share amounts)	Q4 2023		Q4 2022
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$12.9	$12.9	$11.3	$11.3
Operating Loss	$(1.9)	$(1.9)	$(3.3)	$(3.3)
Net Loss	$(1.8)	$(1.9)	$(3.2)	$(3.2)
Net Loss per Share – Basic and Diluted	$(0.07)	$(0.07)	$(0.12)	$(0.13)

	Year Ended		Year Ended
	December 30, 2023		December 31, 2022
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$52.7	$52.7	$35.8	$35.8
Operating Loss	$(13.2)	$(11.3)	$(16.5)	$(13.8)
Net Loss	$(12.2)	$(10.9)	$(17.1)	$(14.1)
Net Loss per Share – Basic and Diluted	$(0.47)	$(0.42)	$(0.68)	$(0.56)

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: (i) restructuring charges, (ii) fixed asset disposals associated with a restructuring program, (iii) discontinued operations and (iv) litigation settlements. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

Fourth Quarter Fiscal 2023 Summary

Revenues were $12.9 million, compared to $11.3 million in the fourth quarter of 2022, and consisted of HDD upgrades, spares and service for each period. Gross margin was 46.0%, compared to 44.3% in the fourth quarter of 2022. Operating expenses were $7.8 million, compared to $8.3 million in the fourth quarter of 2022.

The net loss for the quarter was $1.8 million, or $0.07 per diluted share, compared to a net loss of $3.2 million, or $0.12 per diluted share, in the fourth quarter of 2022. The non-GAAP net loss for the fourth quarter of 2023 was $1.9 million, or $0.07 per diluted share, compared to the non-GAAP net loss for the fourth quarter of 2022 of $3.2 million, or $0.13 per diluted share.

Order backlog was $42.4 million on December 30, 2023 compared to $46.5 million on September 30, 2023 and $121.7 million on December 31, 2022. Backlog at December 30, 2023 does not include any 200 Lean HDD systems. Backlog at September 30, 2023 included two 200 Lean HDD systems. Backlog at December 31, 2022 included eleven 200 Lean HDD systems.

The Company ended the year with $72.2 million of total cash, cash equivalents, restricted cash and investments and $114.6 million in tangible book value.

Fiscal Year 2023 Summary

Revenues were $52.7 million, compared to 2022 revenues of $35.8 million, and consisted of one 200 Lean HDD system, one refurbished 200 Lean HDD system, HDD upgrades, spares and service in 2023, compared to HDD upgrades, spares and service in 2022. Gross margin was 38.4% compared to 42.2% in 2022, and operating expenses were $33.5 million compared to $31.6 million in 2022. The operating loss of $13.2 million included $2.0 million of restructuring-related costs, including severance. The net loss was $12.2 million, or $0.47 per diluted share, compared to a net loss of $17.1 million, or $0.68 per diluted share, for fiscal 2022. The non-GAAP net loss was $10.9 million or $0.42 per diluted share, compared to the non-GAAP net loss of $14.1 million or $0.56 per diluted share for fiscal 2022.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact, where applicable, of restructuring charges, fixed asset disposals associated with a restructuring program, discontinued operations and litigation settlements. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PT (4:30 p.m. ET). To participate in the teleconference, please call toll-free (877) 407-0989 prior to the start time, and reference meeting number 13743810. For international callers, the dial-in number is +1 (201) 389-0921. You may also listen live via the Internet at https://www.webcast-eqs.com/intevac020524/en or on the Company’s investor relations website at https://ir.intevac.com/. For those unable to attend live, an archived webcast of the call will be available at the same link.

About Intevac

Founded in 1991, we are a leading provider of thin-film process technology and manufacturing platforms for high-volume manufacturing environments. As a long-time supplier to the hard disk drive (HDD) industry, our industry-leading 200 Lean® platform supports the majority of the world’s capacity for HDD disk media production, as well as all technology upgrade initiatives currently underway in support of next-generation HAMR (heat-assisted magnetic recording) media. With over 30 years of leadership in designing, developing, and manufacturing high-productivity, thin-film processing systems, we also are leveraging our technology and know-how for additional markets with our groundbreaking TRIO™ platform, which enables high-value coatings to be deployed cost-effectively on an array of glass displays and other substrates, including for consumer devices.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean® is a registered trademark of Intevac, Inc. and TRIO™ is a trademark of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: the Company’s revenue growth potential and future financial performance, including preserving the strength of the balance sheet. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to, global macroeconomic conditions and supply chain challenges including shipment delays, availability of components, and freight, logistics and other disruptions, and changes in market dynamics that could change the forecasts and delivery schedules for both our systems and upgrades, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Intevac does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement.

INTEVAC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except percentages and per share amounts)

	Three months ended		Year ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net revenues	$12,906	$11,259	$52,665	$35,761
Gross profit	5,938	4,986	20,226	15,086
Gross margin	46.0%	44.3%	38.4%	42.2%
Operating expenses
Research and development	3,785	3,383	15,125	13,722
Selling, general and administrative	4,063	4,869	18,345	17,876

Total operating expenses	7,848	8,252	33,470	31,598

Operating loss	(1,910)	(3,266)	(13,244)	(16,512)
Interest income and other income (expense), net	534	362	2,456	1,085

Loss from continuing operations before provision for income taxes	(1,376)	(2,904)	(10,788)	(15,427)
Provision for income taxes	524	335	1,822	1,327

Net loss from continuing operations	(1,900)	(3,239)	(12,610)	(16,754)
Income (loss) from discontinued operations, net of tax	55	73	420	(321)

Net loss	$(1,845)	$(3,166)	$(12,190)	$(17,075)

Net income (loss) per share (basic and diluted)
Continuing operations	$(0.07)	$(0.13)	$(0.48)	$(0.67)

Discontinued operations	$0.00	$0.00	$0.02	$(0.01)

Net loss	$(0.07)	$(0.12)	$(0.47)	$(0.68)

Weighted average common shares outstanding
Basic and Diluted	26,385	25,457	26,121	25,192

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	December 30, 2023	December 31, 2022
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$68,846	$94,445
Accounts receivable, net	18,613	15,823
Inventories	43,795	30,003
Prepaid expenses and other current assets	2,123	1,898

Total current assets	133,377	142,169
Long-term investments	2,687	17,585
Restricted cash	700	786
Property, plant and equipment, net	7,664	3,658
Operating lease right-of-use-assets	7,658	3,390
Intangible assets, net	954	1,090
Deferred income tax and other long-term assets	3,466	4,381

Total assets	$156,506	$173,059

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current operating lease liabilities	$1,008	$3,404
Accounts payable	5,800	11,610
Accrued payroll and related liabilities	3,475	3,087
Other accrued liabilities	1,820	5,430
Contract advances	20,407	2,444

Total current liabilities	32,510	25,975
Non-current liabilities
Non-current operating lease liabilities	6,976	1,417
Contract advances	1,482	22,215
Other non-current liabilities	21	—

Total non-current liabilities	8,479	23,632
Stockholders’ equity
Common stock ($0.001 par value)	26	26
Additional paid-in capital	210,320	206,355
Treasury stock, at cost	(29,551)	(29,551)
Accumulated other comprehensive income (loss)	97	(193)
Accumulated deficit	(65,375)	(53,185)

Total stockholders’ equity	115,517	123,452

Total liabilities and stockholders’ equity	$156,506	$173,059

Note: Amounts as of December 31, 2022 are derived from the December 31, 2022 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Year ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Non-GAAP Loss from Operations
Reported operating loss (GAAP basis)	$(1,910)	$(3,266)	$(13,244)	$(16,512)
Restructuring charges[1]	—	—	1,950	1,232
Loss on fixed asset disposals[2]	—	—	—	1,453
Litigation settlement[3]	—	12	—	12

Non-GAAP Operating Loss	$(1,910)	$(3,254)	$(11,294)	$(13,815)

Non-GAAP Net Loss
Reported net loss (GAAP basis)	$(1,845)	$(3,166)	$(12,190)	$(17,075)
Continuing operations:
Restructuring charges[1]	—	—	1,950	1,232
Loss on fixed asset disposals[2]	—	—	—	1,453
Litigation settlement[3]	—	12	—	12
Income tax effect of non-GAAP adjustments[4]	—	—	(275)	—
Discontinued operations[5]	(55)	(73)	(420)	321

Non-GAAP Net Loss	$(1,900)	$(3,227)	$(10,935)	$(14,057)

Non-GAAP Net Loss Per Diluted Share
Reported net loss per diluted share (GAAP basis)	$(0.07)	$(0.12)	$(0.47)	$(0.68)
Continuing operations:
Restructuring charges[1]	$—	$—	$0.06	$0.05
Loss on fixed asset disposals[2]	$—	$—	$—	$0.06
Litigation settlement[3]	$—	$0.00	$—	$0.00
Discontinued operations:[5]	$(0.00)	$(0.00)	$(0.02)	$0.01
Non-GAAP Net Loss Per Diluted Share	$(0.07)	$(0.13)	$(0.42)	$(0.56)
Weighted average number of diluted shares	26,385	25,457	26,121	25,192

[1]	Results for the years ended December 30, 2023 and December 31, 2022 include severance and other employee-related costs related to restructuring programs.
[2]	The amount represents fixed asset disposals under the 2022 restructuring plan.
[3]

The amount represents incremental charges associated with the settlement of the Private Attorneys General Act (“PAGA”) lawsuit. The Company participated in a confidential mediation on February 1, 2022, and reached a settlement resolving the PAGA claim. The settlement in the amount of $1.0 million was paid on January 20, 2023 and effectively extinguished the lawsuit.

[4]

The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.

[5]	The amount represents discontinued operations of the Photonics business that was sold on December 30, 2021.